Exhibit (c)-(2)

DISCUSSION MATERIALS November 6, 2015

This presentation was prepared exclusively by J.P. Morgan Securities (Asia Pacific) Limited (“J.P. Morgan”) for the benefit and internal use of the Special Committee of the Board of Directors (the “Special Committee”) of Youku Tudou Inc. (including its subsidiaries, the “Company”) in order to assist them in connection with a potential Transaction proposed by Alibaba Group Holding Limited and/or by any other potential purchasers in such Transaction (together with their affiliates and any acquisition vehicle to be established by any of them, the “Purchasers”), and is not on behalf of, and shall not confer rights or remedies upon, any shareholder, employee or creditor of the Company or any other person other than the members of the Special Committee and does not carry any right of publication or disclosure, in whole or in part, to any other party. This presentation is for discussion purposes only and is incomplete without reference to, and should be viewed solely in conjunction with, the oral briefing provided by J.P. Morgan and is provided subject to the terms of the Engagement Letter between us. Neither this presentation nor any of its contents may be used or relied upon by, or disclosed, referred to or communicated (in whole or in part) to any third party for any purpose whatsoever except with the prior written consent of J.P. Morgan in each instance. For purposes hereof, the term “Company Group” shall mean the Company, together with its subsidiaries and affiliates, and the term “Transaction” shall mean, whether in one or a series of transactions, (a) any merger, consolidation, joint venture, scheme of arrangement or other business combination pursuant to which the business of any member of the Company Group is combined with that of a Purchaser; (b) the acquisition by a Purchaser, directly or indirectly, of substantially all of the capital stock of any member of the Company Group, by way of tender or exchange offer, scheme of arrangement, negotiated purchase or any other means; and/or (c) the acquisition by a Purchaser, directly or indirectly, of substantially all of the assets, properties and/or businesses of any member of the Company Group, by way of a direct or indirect purchase, lease, license, exchange, joint venture or other means. In performing our analyses, we have (i) reviewed certain publicly available business and financial information concerning the Company and the industries in which it operates; (ii) compared the proposed financial terms of the Transaction with the publicly available financial terms of certain transactions involving companies we deemed relevant and the consideration paid for such companies; (iii) compared the financial and operating performance of the Company with publicly available information concerning certain other companies we deemed relevant and reviewed the current and historical market prices of the Company’s shares and other securities and certain publicly traded securities of such other companies; (iv) reviewed certain internal financial analyses and forecasts prepared by the management of the Company relating to its business; and (v) performed such other financial studies and analyses and considered such other information as we deemed appropriate for the purposes of this presentation. In addition, we have held discussions with certain members of the management of the Company with respect to certain aspects of the Transaction, the past and current business operations of the Company and the financial condition and future prospects and operations of the Company, and certain other matters we believed necessary or appropriate to our inquiry. The information in this presentation is based upon public information, as well as assumptions, projections, management forecasts and other information supplied to us by the Company and its other advisors and reflects prevailing conditions and our views as of the date hereof, all of which are accordingly subject to change. In relying on financial analyses, assumptions, projections and forecasts provided to us or derived therefrom, we have assumed that they have been reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by management as to the expected future results of operations and financial condition of the company or business to which such analyses or forecasts relate. We express no view as to such analyses, projections or forecasts or the assumptions on which they were based. The Special Committee has acknowledged and agreed that such analyses, projections, forecasts and assumptions have been used by us in preparing this presentation. J.P. Morgan’s opinions and estimates constitute J.P. Morgan’s judgment and should be regarded as indicative, preliminary and for illustrative purposes only. There can, of course, be no assurance that these forecasted results will be achieved. J.P. Morgan used such customary valuation methodologies as it deemed necessary or appropriate under the circumstances. No selected company or selected transaction used in our analysis is directly comparable to the Company or the Transaction. In preparing this presentation, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information available from public sources or which was provided to us by or on behalf of the Company or which was otherwise reviewed by us. In addition, our analyses are not and do not purport to be appraisals of the assets, stock, or business of the Company or any other entity. The information contained in this presentation is subject to change, completion, or amendment without notice and the delivery of such information at any time does not imply that the information contained in this presentation is correct as of any time subsequent to its date. It should be understood that subsequent developments may affect J.P. Morgan’s views and that J.P. Morgan does not have any obligation to update, revise, or reaffirm the views expressed in this presentation. J.P. Morgan makes no representations as to the actual value which may be received in connection with any transaction, nor the legal, tax or accounting effects of consummating a transaction. Unless expressly contemplated hereby, the information in this presentation does not take into account the effects of a possible transaction or transactions involving an actual or potential change of control, which may have significant valuation and other effects. J.P. Morgan is acting as financial adviser to the Special Committee in connection with the Transaction. Notwithstanding anything herein to the contrary, the Company and each of its employees, representatives or other agents may disclose to any and all persons, without limitation of any kind, the U.S. federal and state income tax treatment and the U.S. federal and state income tax structure of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to the Company relating to such tax treatment and tax structure insofar as such treatment and/or structure relates to a U.S. federal or state income tax strategy provided to the Company by J.P. Morgan. J.P. Morgan’s policies prohibit employees from offering, directly or indirectly, a favorable research rating or specific price target, or offering to change a rating or price target, to a subject company as consideration or inducement for the receipt of business or for compensation. J.P. Morgan also prohibits its research analysts from being compensated for involvement in investment banking transactions except to the extent that such participation is intended to benefit investors. IRS Circular 230 Disclosure: JPMorgan Chase & Co. and its affiliates do not provide tax advice. Accordingly, any discussion of U.S. tax matters included herein (including any attachments) is not intended or written to be used, and cannot be used, in connection with the promotion, marketing or recommendation by anyone not affiliated with JPMorgan Chase & Co. of any of the matters addressed herein or for the purpose of avoiding U.S. tax-related penalties. J.P. Morgan is a marketing name for investment banking businesses of JPMorgan Chase & Co. and its subsidiaries worldwide. Securities, syndicated loan arranging, financial advisory and other investment banking activities are performed by a combination of J.P. Morgan Securities LLC, J.P. Morgan Limited, J.P. Morgan Securities Ltd. and the appropriately licensed subsidiaries of JPMorgan Chase & Co. in Asia-Pacific, and lending, derivatives and other commercial banking activities are performed by JPMorgan Chase Bank, N.A. JPMorgan deal team members may be employees of any of the foregoing entities. This presentation does not constitute a commitment by any J.P. Morgan entity to underwrite, subscribe for or place any securities or to extend or arrange credit or to provide any other services. DISCUSSION MATERIALS

Executive summary DISCUSSION MATERIALS On October 16, 2015, Cayman-incorporated Youku Tudou Inc. (NYSE: YOKU) (“Youku Tudou” or the “Company”) announced that its Board had received a non-binding proposal from Alibaba Group Holding Limited (NYSE: BABA) (“Alibaba Group”) to take the Company private for US$26.60 per ADS in cash (the “Transaction”) Concurrently, Alibaba Group entered into a Support Agreement with certain major shareholders of the Company, including Victor Wing Cheung Koo, 1Verge Holdings Ltd., 1Look Holdings Ltd., The Koo 2012 Irrevocable Children’s Trust, Chengwei Partners, L.P., Chengwei Evergreen Capital, L.P. and Chengwei Ventures Evergreen Advisors Fund, LLC (collectively, “the Supporting Parties”) on October 16, 2015, pursuant to which the Supporting Parties agreed to vote all shares owned by them in favor of the Transaction Based on Alibaba Group’s announcement, Alibaba Group and the Supporting Parties, collectively, own approximately 36.9% of the issued and outstanding shares of the Company representing approximately 59.3% of the total voting power thereof According to the Investment Rights Agreement entered into by Alibaba Group and the Company on April 28, 2014, under certain conditions Alibaba Group has a right of first offer if the Board of the Company pursues a change of control transaction with another party On October 22, 2015, J.P. Morgan was appointed by the Special Committee of the Board of Directors (the “Special Committee”) as its financial advisor to assist in reviewing and evaluating the proposal On November 4, 2015, following negotiations, Alibaba Group and the Special Committee agreed on a price of US$27.60 per ADS, representing an increase of 3.8% over the initial offer price of US$26.60 J.P. Morgan’s focus was to evaluate the fairness of Alibaba Group’s offer to the shareholders of the Company, other than Alibaba Group, from a financial point of view 1

Key transaction metrics 2 DISCUSSION MATERIALS Source: Company filings, Factset Note: USD/RMB=6.3566 1 Debt - cash and cash equivalents - restricted cash - short term investments as of June 30, 2015 2 Long-term investments as of June 30, 2015 3 VWAP calculation based on unaffected share price till October 15, 2015, the last trading day before announcement 4 Revenue based on management forecast as of October 29, 2015 (non-GAAP basis) Capitalization table (in US$mm other than offer price) Key valuation metrics 2 3 3 1 4 Initial Revised Offer price $26.60 $27.60 No. of diluted shares outstanding (ADS mm) 207.6 207.6 Equity value 5,521.0 5,729.5 Net debt (1,102.1) (1,102.1) Unconsolidated investments (27.8) (27.8) Firm value 4,391.1 4,599.6 Initial Revised Offer price (US$ / ADS) $26.60 $27.60 Premium over Unaffected (Oct 15, 2015) 20.43 30.2% 35.1% 30-trading day VWAP 17.96 48.1% 53.7% 60-trading day VWAP 18.20 46.1% 51.6% Based on management projections (US$mm) FV/Revenue 2015E 951.8 4.6x 4.8x 2016E 1,576.2 2.8x 2.9x

Source: Bloomberg, FactSet as of November 4, 2015 1 Stock performance as of October 15, 2015 2 On April 28, 2014, Youku Tudou announced Alibaba Group’s and Yunfeng Capital’s investment into the Company by purchasing newly issued and existing shares. Post the transaction, Alibaba Group and Yunfeng Capital would indirectly hold approximately 16.5% and 2.0%, respectively, of the total issued and outstanding shares of the Company on a fully-diluted basis determined under the treasury method, after taking into account the shares to be issued in the transaction 3 VWAP calculation based on unaffected share price till October 15, 2015, last trading day before announcement Stock performance since IPO1 DISCUSSION MATERIALS 3 Alibaba and Yunfeng purchase price (Apr 28, 2014): US$30.5 Youku Tudou share price performance Since IPO Youku Tudou stock trading range3 Current 2-year 6-month 1-year 60-day VWAP Nov 4, 2015 Price (US$ per ADS) Min / Max 30-day Oct 15, 2015 Prior to take-private announcement Revised offer price US$27.60 Price (US$) Stock price 1-month 6 month 1-year Since Alibaba investment2 Since IPO Youku Tudou 24.5% 25.0% 19.0% (15.4%) 59.6% Nasdaq Composite 0.2% (2.8%) 15.5% 19.5% 87.4% As of October 15, 2015 (last trading day before announcement) Revised offer price US$27.60 Volume (mm) Youku Tudou share price Nasdaq Composite (rebased to Youku Tudou) Youku Tudou trading volume IPO price US$12.90

Overview of key financials Key financial overview (RMBmm, non-GAAP) Source: Management forecast as of October 29, 2015 on non-GAAP basis; Non-GAAP adjustments include barter sublicensing revenues, amortization of intangible assets from business combination, share-based compensation, business combination related expenses, and amortization of licensed copyrights from non-monetary content exchanges DISCUSSION MATERIALS 4 Historical Management forecast FY ended December 31 2013A 2014A 2015E 2016E 2017E 2018E 2019E 2020E 2021E 2022E 2023E 2024E 2025E Net revenue 3,028 4,030 6,050 10,019 15,487 21,110 27,176 33,206 38,170 42,566 46,220 49,379 52,310 Growth % 33% 50% 66% 55% 36% 29% 22% 15% 12% 9% 7% 6% Gross profit 632 824 779 1,193 3,528 5,946 8,569 11,575 14,381 17,027 19,329 21,416 23,148 Margin % 21% 20% 13% 12% 23% 28% 32% 35% 38% 40% 42% 43% 44% EBIT (394) (573) (1,266) (1,711) (610) 388 1,560 3,283 5,090 6,866 8,401 9,864 11,018 Margin % (13%) (14%) (21%) (17%) (4%) 2% 6% 10% 13% 16% 18% 20% 21% EBITDA (236) (449) (1,082) (1,452) (305) 748 1,987 3,790 5,668 7,466 9,001 10,464 11,618 Margin % (8%) (11%) (18%) (14%) (2%) 4% 7% 11% 15% 18% 19% 21% 22% Net income (320) (565) (1,179) (1,632) (561) 420 1,422 2,919 4,384 5,939 7,327 8,683 9,808 Margin % (11%) (14%) (19%) (16%) (4%) 2% 5% 9% 11% 14% 16% 18% 19% Content investment 735 1,232 2,870 4,035 5,018 5,943 6,733 7,350 7,902 8,334 8,650 8,833 8,875 As % of net revenue 24% 31% 47% 40% 32% 28% 25% 22% 21% 20% 19% 18% 17% Capital expenditures 144 207 245 279 315 350 419 503 579 600 600 600 600 As % of net revenue 5% 5% 4% 3% 2% 2% 2% 2% 2% 1% 1% 1% 1%

Summary valuation 5 DISCUSSION MATERIALS Implied share price of Youku Tudou (US$ per ADS) II. For reference only Discounted Cash Flow1 52-week range (unaffected) I. Primary valuation methodologies Last trading day prior to offer ($20.43, 20%–35%) Precedent U.S. listed Chinese take-private Terminal growth rate (2.5%–3.5%) 30-day VWAP prior to offer ($17.96, 30%–45%) Precedent transaction Alibaba Group’s initial investment in Youku Tudou (April 2014) Trading multiples 2015E FV/Revenue (US$952mm, 0.7x – 4.1x) 2016E FV/Revenue (US$1,576mm, 0.6x – 3.0x) Initial offer price 26.60 Source: Company filings, management forecast as of October 29, 2015, Factset, Bloomberg 1 Assumes WACC of 13.0% - 15.0% Revised offer price 27.60

Discounted cash flow (RMBmm unless otherwise specified; non-GAAP basis) Historical Management forecast FY ended December 31 2013A 2014A 2015E 2016E 2017E 2018E 2019E 2020E 2021E 2022E 2023E 2024E 2025E Terminal Net revenue 3,028 4,030 6,050 10,019 15,487 21,110 27,176 33,206 38,170 42,566 46,220 49,379 52,310 53,906 % growth 33.1% 50.1% 65.6% 54.6% 36.3% 28.7% 22.2% 14.9% 11.5% 8.6% 6.8% 5.9% 3.0% EBITDA1 (236) (449) (1,082) (1,452) (305) 748 1,987 3,790 5,668 7,466 9,001 10,464 11,618 12,533 % margin (7.8%) (11.1%) (17.9%) (14.5%) (2.0%) 3.5% 7.3% 11.4% 14.9% 17.5% 19.5% 21.2% 22.2% 23.2% Less: Dep. and non-content amort. 158 125 184 259 305 360 427 507 579 600 600 600 600 600 EBIT (394) (573) (1,266) (1,711) (610) 388 1,560 3,283 5,090 6,866 8,401 9,864 11,018 11,933 % margin (13.0%) (14.2%) (20.9%) (17.1%) (3.9%) 1.8% 5.7% 9.9% 13.3% 16.1% 18.2% 20.0% 21.1% 22.1% Less: Tax expense / Add: Tax benefit 1 52 23 16 52 74 251 515 930 1,260 1,554 1,842 2,081 2,082 EBIAT (395) (625) (1,289) (1,728) (662) 314 1,309 2,768 4,160 5,606 6,847 8,022 8,938 9,851 Add: Depreciation and amortization 158 125 184 259 305 360 427 507 579 600 600 600 600 600 Add: Content amortization 816 1,262 2,340 3,625 4,565 5,478 6,448 7,294 7,864 8,299 8,620 8,808 8,857 8,875 Less: Capex 144 207 245 279 315 350 419 503 579 600 600 600 600 600 % revenue 4.8% 5.1% 4.0% 2.8% 2.0% 1.7% 1.5% 1.5% 1.5% 1.4% 1.3% 1.2% 1.1% 1.1% Less: Content investment 735 1,232 2,870 4,035 5,018 5,943 6,733 7,350 7,902 8,334 8,650 8,833 8,875 8,875 % revenue 24.3% 30.6% 47.4% 40.3% 32.4% 28.2% 24.8% 22.1% 20.7% 19.6% 18.7% 17.9% 17.0% 16.5% Less: Increase in net working capital 372 545 (773) 194 284 256 220 435 440 261 133 49 0 0 Unlevered free cash flow (1,107) (2,352) (1,408) (398) 811 2,282 3,682 5,310 6,684 7,949 8,918 9,850 Unlevered free cash flow (US$)2 ($174) ($364) ($214) ($59) $117 $325 $518 $740 $920 $1,080 $1,198 $1,324 Note: Management forecast as of October 29, 2015; Balance sheet data as of June 30, 2015; Non-GAAP adjustments include barter sublicensing revenues, amortization of intangible assets from business combination, share-based compensation, business combination related expenses, and amortization of licensed copyrights from nonmonetary content exchanges 1 EBITDA is calculated as EBIT plus depreciation and amortization (excluding amortization of acquired content) 2 Exchange rate is based on forward curve from Bloomberg as of October 29, 2015 Discounted cash flow analysis DISCUSSION MATERIALS 6 Firm value (US$mm) Implied share price (US$ / ADS)

Cost of equity Debt/total cap 13.0% 14.0% 15.0% 16.0% 17.0% 13.0% 14.0% 15.0% 16.0% 17.0%  12.7% 13.7% 14.6% 15.6% 16.5% 12.4% 13.3% 14.2% 15.1% 16.0% 12.2% 13.0% 13.9% 14.7% 15.6% 11.9% 12.7% 13.5% 14.3% 15.1% WACC analysis 7 DISCUSSION MATERIALS Source: FactSet, Barra, J.P. Morgan estimates Note: Market data as of November 4, 2015, Barra beta as of September 30, 2015. USD/RMB=6.3566 ¹ U.S. 10-year treasury bond yield as of November 4, 2015 2 Equity risk premium and Country risk premium as of October 15, 2015 3 Historic levered beta is calculated by unlevering beta for each respective company based on its current capital structure and relevering beta based on debt/total capitalization target of 10.0% 4 Assumes pre-tax cost of debt of 9.0% and tax rate of 17.5% (tax rate based on management guidance as of October 29, 2015) Capital structure benchmarks WACC summary Low High Risk free rate1 2.25% Equity risk premium2 6.50% — 7.50% Levered beta 1.40 — 1.60 Country risk premium2 1.94% — 1.94% Cost of equity 13.3% — 16.2% Estimated pre-tax cost of debt 9.0% Post-tax cost of debt4 7.4% Debt/total capitalization target 10.0% Calculated discount rate 12.7% — 15.3% Selected range 13.0% — 15.0% Sensitivity Levered beta Company Market cap (US$mm) Debt/ total cap Barra Historical Relevered historical3 Qihoo 360 $8,303.7 16.5% 1.602 1.555 1.461 YY Inc. $3,307.7 10.7% 1.417 1.072 1.060 Sina $3,100.2 20.8% 1.536 1.889 1.648 Sohu $2,270.9 13.2% 1.472 1.756 1.703 Mean 15.3% 1.507 1.568 1.468 Median 14.8% 1.504 1.655 1.555 Youku Tudou $5,072.8 3.9% 1.581 2.046 2.160

DISCUSSION MATERIALS 8 Trading multiples Source: Company Filings, FactSet as of November 4, 2015 Note: Companies are sorted by descending market cap 1 Net of unconsolidated investments 2 Revenue for CY2015E and CY2016E based on management forecast as of October 29, 2015 on non-GAAP basis FV1 / Revenue Company Share price Market Cap (US$mm) Firm value1 (US$mm) CY2015E CY2016E Youku Tudou (revised offer price) US$27.60 5,729.5 4,599.6 4.8x2 2.9x2 Qihoo 360 US$59.68 8,303.7 7,871.6 4.1x 3.0x YY Inc. US$57.99 3,307.7 3,148.5 3.6x 2.7x Sina US$50.63 3,100.2 1,308.2 1.5x 1.3x Sohu US$52.90 2,270.9 1,413.8 0.7x 0.6x Mean 2.5x 1.9x Median 2.6x 2.0x For reference only Baidu US$197.92 70,082.8 63,900.5 6.2x 4.9x LeTV RMB51.84 15,129.5 14,997.3 6.5x 4.0x

Precedent transaction For reference only 9 DISCUSSION MATERIALS Source: Company filings, press release, broker reports Note: LTM revenue as of last financial reporting date, NTM revenue based on latest broker estimates prior to April 28, 2014 1 Post the transaction, Alibaba Group and Yunfeng Capital indirectly held approximately 16.5% and 2.0%, respectively, of the total issued and outstanding shares of Youku Tudou on a fully-diluted basis determined under the treasury method, after taking into account the shares to be issued in the transaction Announcement date Target Acquiror Stake acquired (%) Implied firm value (US$mm) FV / Revenue LTM NTM 28-Apr-14 Youku Tudou Alibaba Group, Yunfeng Capital 18.5%1 4,898.5 9.2x 6.4x Precedent transaction

Precedent completed take private premium for U.S. listed Chinese companies

For reference only


Premium for precedent completed transactions
Company
Last close
30 day VWAP
Cayman
Tongjitang 19.0% 22.3%
Chemspec 28.2% 29.2%
Funtalk 17.1% 34.2%
Shanda Interactive 23.5% 26.6%
CRIC 25.4% 41.9%
Grentech 23.0% 34.3%
Gushan 34.1% 28.1%
China Nuokang 56.8% 74.0%
ShangPharma 30.8% 44.8%
Focus Media 17.6% 36.6%
Syswin 28.1% 45.7%
3SBio 44.1% 45.7%
7 Days 30.6% 43.2%
Ninetowns Internet 66.7% 61.4%
Simcere Pharma 21.4% 23.1%
Pactera 38.8% 34.5%
iSoftstone 17.8% 26.4%
ChinaEdu Corp 19.9% 17.9%
Spreadtrum 39.1% 54.9%
China Hydroelectric 57.4% 62.5%
Charm Communications 17.2% 14.3%
RDA Microelectronics 33.3% 42.8%
Giant Interactive 18.5% 31.5%
Noah Education 26.7% 21.5%
Autonavi Holdings 27.0% 38.6%
Montage Tech 31.7% 28.0%
Non-Cayman
Sinoenergy 48.4% 46.5%
Harbin Electric 20.2% 36.3%
Fushi Copperweld 4.4% 1.6%
CFS 43.8% 52.4%
CSST 58.5% 39.1%
Tiens Biotech Group 68.6% 44.2%
AsiaInfo 21.0% 50.8%
China Transinfo 12.6% 26.6%
Zhongpin 46.6% 46.5%
Winner Medical 32.3% 29.2%
Yucheng 26.4% 28.0%
LJ International 24.2% 21.4%
Feihe International 21.3% 23.6%
Yongye 48.2% 58.3%
Trunkbow 24.8% 48.6%
Camelot Information 36.7% 41.3%
Exceed Company 19.5% 24.4%
Median = 27.0%
Median = 36.3%

Source: Company filings, FactSet

DISCUSSION MATERIALS
YOUKU TUDOU
10
J.P.Morgan

Appendix 11 DISCUSSION MATERIALS Agenda Page

Market data at the time of Alibaba Group’s two investments into Youku Tudou For reference only Initial investment by Alibaba Group April 2014 Take private offer by Alibaba Group October 2015 DISCUSSION MATERIALS 11 Source: Company filings, press release, Bloomberg broker reports 1 LTM revenue for initial investment in April 2014 represents reported net revenue from 2Q’13 to 1Q’14; LTM revenue for take private transaction in Oct 2015 represents reported net revenue from 3Q’14 to 2Q’15 2 Includes latest broker target prices available at both time of the investments Viola – refer to email / Sanjeev’s comments TBD: definition of China CCI FV / LTM Revenue1 7.0x 3.6x Firm value (US$mm) 3,722.1 3,105.2 Average broker target price (US$ / ADS)2 30.24 24.27 19.7% Unaffected price (US$ / ADS) 24.14 20.43 15.4% Market cap (US$mm) 4,247.1 4,235.1 (As of April 25, 2014) (As of October 15, 2015) Offer price (US$ / ADS) 30.50 27.60 9.5%